Exhibit 99.1
Supplemental Financial Information - Segment Realignment
Hyatt Hotels Corporation
Condensed Consolidated Statements of Income As Recast (a)
(unaudited)

(in millions, except per share amounts)	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
REVENUES:
Base management fees	$91	$96	$94	$93	$374
Incentive management fees	57	59	51	65	232
Franchise and other fees	83	91	98	92	364
Gross fees	231	246	243	250	970
Contra revenue	(10)	(12)	(12)	(13)	(47)
Net fees	221	234	231	237	923
Owned and leased	314	341	329	355	1,339
Distribution (b)	328	275	229	215	1,047
Other revenues	88	71	79	62	300
Revenues for reimbursed costs	729	784	754	791	3,058
Total revenues	1,680	1,705	1,622	1,660	6,667
DIRECT AND GENERAL AND ADMINISTRATIVE EXPENSES:
General and administrative	157	137	123	171	588
Owned and leased	240	257	256	269	1,022
Distribution (c)	258	226	185	190	859
Other direct costs	98	87	81	70	336
Integration costs (d)	4	3	5	4	16
Depreciation and amortization	98	99	100	100	397
Reimbursed costs	749	789	764	842	3,144
Total direct and general and administrative expenses	1,604	1,598	1,514	1,646	6,362
Net gains (losses) and interest income from marketable securities held to fund rabbi trusts	18	17	(9)	29	55
Equity earnings (losses) from unconsolidated hospitality ventures	(2)	(1)	7	(5)	(1)
Interest expense	(33)	(31)	(41)	(40)	(145)
Gains on sales of real estate and other	—	—	18	—	18
Asset impairments	(2)	(5)	(6)	(17)	(30)
Other income (loss), net	48	8	24	28	108
Income before income taxes	105	95	101	9	310
Benefit (provision) for income taxes	(47)	(27)	(33)	17	(90)
Net income	58	68	68	26	220
Net income attributable to noncontrolling interests	—	—	—	—	—
Net income attributable to Hyatt Hotels Corporation	$58	$68	$68	$26	$220

EARNINGS PER CLASS A AND CLASS B SHARE:
Net income attributable to Hyatt Hotels Corporation—Basic	$0.55	$0.64	$0.65	$0.26	$2.10
Net income attributable to Hyatt Hotels Corporation—Diluted	$0.53	$0.63	$0.63	$0.25	$2.05

Basic weighted-average shares outstanding	106.4	105.5	104.3	103.2	104.9
Diluted weighted-average shares outstanding	108.9	108.0	106.9	106.1	107.7
(a)    In conjunction with the segment realignment, certain financial statement line item descriptions were revised within the Company's recast condensed consolidated statements of income. The composition of the accounts within these financial statement line items remains unchanged except as noted in footnotes (b), (c), and (d) below.
(b) Represents revenues derived from the Company's ALG Vacations business, which were previously recognized in distribution and destination management revenues, and commission fee revenues related to Mr & Mrs Smith, which were previously recognized in franchise, license, and other fee revenues.
(c)    Consists of expenses related to the Company's ALG Vacations business, which were previously recognized in distribution and destination management expenses, and general and administrative expenses related to Mr & Mrs Smith, which were previously recognized in selling, general, and administrative expenses.
(d)     Includes expenses incurred related to the integration of recently acquired businesses, including certain compensation expenses, professional fees, sales and marketing expenses, and technology expenses, which were previously recognized in selling, general, and administrative expenses.

Hyatt Hotels Corporation
Segment Financial Summary As Recast
(unaudited)

(in millions)	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Adjusted revenues
Management and franchising	$294	$290	$286	$273	$1,143
Owned and leased	322	348	337	361	1,368
Distribution (d)	369	318	279	270	1,236
Eliminations (a)	(24)	(23)	(22)	(22)	(91)
Adjusted revenues	$961	$933	$880	$882	$3,656

Adjusted EBITDA
Management and franchising	$184	$201	$192	$205	$782
Owned and leased	57	66	57	69	249
Pro rata share of unconsolidated hospitality ventures	14	17	14	19	64
Total owned and leased	71	83	71	88	313
Distribution (d)	58	34	31	6	129
Overhead (b)(c)	(46)	(45)	(47)	(58)	(196)
Eliminations (a)	1	—	—	—	1
Adjusted EBITDA	$268	$273	$247	$241	$1,029

Adjusted G&A expenses
Management and franchising	$53	$48	$60	$57	$218
Owned and leased	4	5	4	5	18
Distribution (d)	11	12	13	15	51
Overhead (b)	42	42	42	54	180
Adjusted G&A expenses	$110	$107	$119	$131	$467
(a)     Represents intersegment management fee revenues and expenses related to the Company's owned and leased hotels, promotional award redemption revenues and expenses related to the Company's co-branded credit card programs at the Company's owned and leased hotels, and commission fee revenues and expenses related to certain ALG Vacations bookings.
(b)     Includes unallocated corporate expenses.
(c)     Includes integration costs.
(d)    Includes results of the Unlimited Vacation Club ("UVC") paid membership program prior to the transaction on February 14, 2024 that resulted in the restructuring of the entity that owns the Company's UVC business by selling 80% of the entity to an investor unaffiliated with the Company (the "UVC Transaction"). The Company continues to manage the UVC business under a long-term management agreement and license and royalty agreement.

Hyatt Hotels Corporation
Reconciliation of Non-GAAP Financial Measures: Reconciliation of Net Income to Adjusted EBITDA; Total Revenues to Adjusted Revenues; and G&A Expenses to Adjusted G&A Expenses (a)

(in millions)	Three Months Ended				Year Ended
	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income attributable to Hyatt Hotels Corporation	$58	$68	$68	$26	$220
Interest expense	33	31	41	40	145
(Benefit) provision for income taxes	47	27	33	(17)	90
Depreciation and amortization	98	99	100	100	397
Contra revenue	10	12	12	13	47
Revenues for reimbursed costs	(729)	(784)	(754)	(791)	(3,058)
Reimbursed costs	749	789	764	842	3,144
Equity (earnings) losses from unconsolidated hospitality ventures	2	1	(7)	5	1
Stock-based compensation expense	32	16	12	15	75
Gains on sales of real estate and other	—	—	(18)	—	(18)
Asset impairments	2	5	6	17	30
Other (income) loss, net	(48)	(8)	(24)	(28)	(108)
Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA	14	17	14	19	64
Adjusted EBITDA	$268	$273	$247	$241	$1,029

Total revenues	$1,680	$1,705	$1,622	$1,660	$6,667
Add: Contra revenue	10	12	12	13	47
Less: Revenues for reimbursed costs	(729)	(784)	(754)	(791)	(3,058)
Adjusted revenues	$961	$933	$880	$882	$3,656

G&A expenses (b)	$157	$137	$123	$171	$588
Less: Rabbi trust impact	(16)	(15)	8	(26)	(49)
Less: Stock-based compensation expense	(31)	(15)	(12)	(14)	(72)
Adjusted G&A expenses	$110	$107	$119	$131	$467
(a)     As a result of the UVC Transaction, the Company will no longer report Net Deferrals and Net Financed Contracts.
(b) Results of operations as presented on the condensed consolidated statements of income as recast include expenses recognized with respect to deferred compensation plans funded through rabbi trusts. Certain of these expenses are recognized in G&A expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund rabbi trusts, thus having no net impact to the Company's earnings (losses). G&A expenses also include expenses related to stock-based compensation.

Hyatt Hotels Corporation
Hotel Operating Statistics by Geography As Recast for the three months ended March 31, 2023 (Q1 2023), June 30, 2023 (Q2 2023), September 30, 2023 (Q3 2023), and December 31, 2023 (Q4 2023) and for the year ended December 31, 2023 (FY 2023).

(in constant $)	RevPAR					Occupancy					ADR
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
System-wide (a)(b)	$130.25	$148.07	$145.56	$139.24	$140.82	64.8%	71.7%	72.0%	67.5%	69.0%	$201.08	$206.54	$202.27	$206.21	$204.07
United States	$133.26	$156.83	$151.93	$137.81	$144.99	64.5%	73.3%	72.6%	65.8%	69.1%	$206.48	$213.93	$209.39	$209.41	$209.92
Americas (excluding United States)	$187.63	$171.67	$152.05	$162.04	$168.23	68.8%	69.4%	67.8%	66.6%	68.1%	$272.85	$247.34	$224.34	$243.23	$246.90
Greater China	$86.13	$99.56	$106.97	$101.03	$98.49	65.1%	72.2%	75.1%	71.0%	70.9%	$132.36	$137.98	$142.41	$142.32	$138.99
Asia Pacific (excluding Greater China)	$124.16	$121.28	$133.72	$153.00	$133.12	64.9%	65.5%	69.6%	72.2%	68.1%	$191.34	$185.03	$192.15	$212.00	$195.55
Europe	$131.29	$208.29	$214.69	$176.32	$183.05	58.9%	73.7%	74.8%	70.0%	69.4%	$223.05	$282.61	$287.19	$251.91	$263.74
Middle East & Africa	$143.81	$120.14	$94.54	$151.08	$127.32	68.8%	64.3%	62.9%	67.8%	65.9%	$208.94	$186.93	$150.23	$222.87	$193.08

Owned and leased (c)	$193.82	$206.15	$194.03	$210.61	$201.18	69.2%	74.0%	73.1%	71.3%	71.9%	$280.23	$278.71	$265.39	$295.24	$279.79

(in reported $)	Net Package RevPAR					Occupancy					Net Package ADR
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
All-inclusive (d)	$298.15	$230.20	$211.85	$236.28	$242.04	78.5%	74.1%	74.2%	73.4%	74.9%	$380.05	$310.48	$285.65	$321.98	$322.97
Americas	$324.69	$268.76	$225.57	$255.95	$268.44	79.0%	73.5%	69.4%	72.7%	73.6%	$411.23	$365.83	$325.23	$352.14	$364.79
Europe (e)	$113.38	$105.37	$172.19	$126.37	$134.21	74.9%	76.3%	88.1%	77.3%	80.5%	$151.31	$138.04	$195.55	$163.53	$166.76
(a)     Translated using exchange rates at March 31, 2024 for comparability.
(b)     Consists of hotels that the Company manages, franchises, owns, leases, or provides services to, excluding all-inclusive properties.
(c)    Excludes unconsolidated hospitality ventures and all-inclusive leased properties.
(d)     Consists of all-inclusive properties that the Company manages, franchises, leases, or provides services to.
(e)     Certain resorts in Europe operate under a hybrid all-inclusive model, which includes various all-inclusive package options as well as rooms-only options.

Hyatt Hotels Corporation
Properties and Rooms Summary As Recast

	Year Ended December 31, 2023
	Managed (a)		Franchised		Owned and Leased		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Geography
United States	170	61,319	510	86,151	18	9,278	698	156,748
Americas (excluding United States)	103	34,917	44	8,813	5	1,555	152	45,285
Greater China	101	30,988	52	9,718	—	—	153	40,706
Asia Pacific (excluding Greater China)	115	30,195	11	2,954	—	—	126	33,149
Europe	87	22,582	66	11,012	11	2,472	164	36,066
Middle East & Africa	41	9,937	1	250	—	—	42	10,187
System-wide (b)	617	189,938	684	118,898	34	13,305	1,335	322,141

Brand
Alila	16	1,758	—	—	—	—	16	1,758
Andaz	26	5,910	1	715	2	507	29	7,132
Destination by Hyatt	11	2,213	6	3,596	—	—	17	5,809
Grand Hyatt	57	30,272	3	1,331	2	903	62	32,506
Miraval	—	—	—	—	3	383	3	383
Park Hyatt	41	7,686	—	—	4	686	45	8,372
The Unbound Collection by Hyatt	17	3,326	27	4,969	—	—	44	8,295
Thompson Hotels	15	3,108	3	662	—	—	18	3,770
Dream Hotels	4	808	1	178	—	—	5	986
Hyatt	6	1,087	6	969	1	1,298	13	3,354
Hyatt Centric	27	5,783	30	5,967	1	138	58	11,888
Hyatt Regency	170	71,146	60	20,077	11	7,321	241	98,544
JdV by Hyatt	14	2,132	47	7,385	—	—	61	9,517
Caption by Hyatt	1	136	—	—	—	—	1	136
Hyatt House	22	3,143	113	16,011	—	—	135	19,154
Hyatt Place	79	13,631	344	48,423	4	794	427	62,848
UrCove	—	—	35	5,462	—	—	35	5,462
Breathless Resort and Spas	6	2,311	—	—	—	—	6	2,311
Dreams Resort and Spas	29	12,195	—	—	—	—	29	12,195
Secrets Resort and Spas	24	8,521	—	—	—	—	24	8,521
Hyatt Ziva	1	438	5	2,234	—	—	6	2,672
Hyatt Zilara	1	291	3	919	—	—	4	1,210
Impression by Secrets	2	323	—	—	—	—	2	323
Zoëtry Wellness and Spa Resorts	8	641	—	—	—	—	8	641
Sunscape Resort and Spas	9	4,242	—	—	—	—	9	4,242
Alua Hotels and Resorts	30	8,037	—	—	6	1,275	36	9,312
Other	1	800	—	—	—	—	1	800
System-wide (b)	617	189,938	684	118,898	34	13,305	1,335	322,141
(a)     Includes properties that the Company manages or provides services to and includes 15 properties (6,780 rooms) previously classified as system-wide franchised.
(b)    Figures do not include residential and vacation units. Includes 14 properties that Hyatt currently intends to rebrand to the respective brand at a future date and four non-branded managed properties.

Hyatt Hotels Corporation
Non-GAAP Financial Measures: As Recast Financial Measures to Financial Measures As Adjusted for Results of the Unlimited Vacation Club
As adjusted results for the year ended December 31, 2023 remove the full year impact of the Unlimited Vacation Club and are provided solely for informational and illustrative purposes. As a result of the UVC Transaction, the Company will no longer report Net Deferrals and Net Financed Contracts.

(in millions)	As Recast for the Year Ended	Results of the Unlimited Vacation Club for the Three Months Ended				As Adjusted for the Year Ended
	December 31, 2023	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income attributable to Hyatt Hotels Corporation	$220	$38	$32	$28	$26	$344
Other revenues	$300	$(41)	$(43)	$(50)	$(55)	$111
Adjusted G&A expenses	$467	$(12)	$(10)	$(14)	$(15)	$416
Other direct costs	$336	$(40)	$(47)	$(48)	$(58)	$143
Adjusted EBITDA	$1,029	$11	$14	$12	$18	$1,084
Net Deferrals	$91	$(31)	$(28)	$(14)	$(18)	NM
Net Financed Contracts	$67	$(17)	$(14)	$(21)	$(15)	NM

(in millions)	As Recast for the Year Ended	Results of the Unlimited Vacation Club for the Three Months Ended				As Adjusted for the Year Ended
	December 31, 2023	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income attributable to Hyatt Hotels Corporation	$220	$38	$32	$28	$26	$344
Interest expense	145	—	—	—	—	145
Provision for income taxes	90	(14)	(5)	(3)	5	73
Depreciation and amortization	397	(13)	(13)	(13)	(13)	345
Contra revenue	47	—	—	—	—	47
Revenues for reimbursed costs	(3,058)	—	—	—	—	(3,058)
Reimbursed costs	3,144	—	—	—	—	3,144
Equity (earnings) losses from unconsolidated hospitality ventures	1	—	—	—	—	1
Stock-based compensation expense	75	—	—	—	—	75
Gains on sales of real estate and other	(18)	—	—	—	—	(18)
Asset impairments	30	—	—	—	—	30
Other (income) loss, net	(108)	—	—	—	—	(108)
Pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA	64	—	—	—	—	64
Adjusted EBITDA	$1,029	$11	$14	$12	$18	$1,084

G&A expenses	$588	$(12)	$(10)	$(14)	$(15)	$537
Less: rabbi trust impact	(49)	—	—	—	—	(49)
Less: stock-based compensation expense	(72)	—	—	—	—	(72)
Adjusted G&A expenses	$467	$(12)	$(10)	$(14)	$(15)	$416

Net Deferral Activity
Increase in deferred revenue	$191	$(58)	$(51)	$(40)	$(42)	NM
Increase in deferred costs	$(100)	$27	$23	$26	$24	NM
Net Deferrals	$91	$(31)	$(28)	$(14)	$(18)	NM

Increase in Net Financed Contracts	$67	$(17)	$(14)	$(21)	$(15)	NM

Definitions
Unless otherwise specified or required by the context, references to "we," "our," "us," "Hyatt," or the "Company" refer to Hyatt Hotels Corporation, a Delaware corporation, and its consolidated subsidiaries.
Adjusted Earnings Before Interest Expense, Taxes, Depreciation, and Amortization ("Adjusted EBITDA")
We use the term Adjusted EBITDA throughout this supplemental financial information. Adjusted EBITDA, as we define it, is a measure that is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro rata share of unconsolidated owned and leased hospitality ventures' Adjusted EBITDA based on our ownership percentage of each owned and leased venture, adjusted to exclude the following items:
•interest expense;
•benefit (provision) for income taxes;
•depreciation and amortization;
•amortization of management and hotel services agreement and franchise agreement assets and performance cure payments, which constitute payments to customers ("Contra revenue");
•revenues for reimbursed costs;
•reimbursed costs that we intend to recover over the long term;
•equity earnings (losses) from unconsolidated hospitality ventures;
•stock-based compensation expense;
•gains (losses) on sales of real estate and other;
•asset impairments; and
•other income (loss), net.
We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments and eliminations to overhead Adjusted EBITDA.
Our board of directors and executive management team focus on Adjusted EBITDA as one of the key performance and compensation measures both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our President and Chief Executive Officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA, or some combination of both.
We believe Adjusted EBITDA is useful to investors because it provides investors with the same information that we use internally for purposes of assessing our operating performance and making compensation decisions and facilitates our comparison of results with results from other companies within our industry.
Adjusted EBITDA excludes certain items that can vary widely across different industries and among companies within the same industry, including interest expense and benefit (provision) for income taxes, which are dependent on company specifics, including capital structure, credit ratings, tax policies, and jurisdictions in which they operate; depreciation and amortization, which are dependent on company policies including how the assets are utilized as well as the lives assigned to the assets; Contra revenue, which is dependent on company policies and strategic decisions regarding payments to hotel owners; and stock-based compensation expense, which varies among companies as a result of different compensation plans companies have adopted. We exclude revenues for reimbursed costs and reimbursed costs which relate to the reimbursement of payroll costs and for system-wide services and programs that we operate for the benefit of our hotel owners as contractually we do not provide services or operate the related programs to generate a profit over the terms of the respective contracts. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Therefore, we exclude the net impact when evaluating period-over-period changes in our operating results. Adjusted EBITDA includes reimbursed costs related to system-wide services and programs that we do not intend to recover from hotel owners. Finally, we exclude other items that are not core to our operations, such as asset impairments and unrealized and realized gains and losses on marketable securities.
Adjusted EBITDA is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, net income (loss), or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income (loss) generated by our business. Our management compensates for these limitations by referencing our GAAP results and using Adjusted EBITDA supplementally.
Adjusted Revenues
Adjusted revenues, as we define it, is a non-GAAP measure. Adjusted revenues excludes Contra revenue and revenues for reimbursed costs from total revenues. We believe Adjusted revenues is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance.
Adjusted General and Administrative ("G&A") Expenses
Adjusted G&A expenses, as we define it, is a non-GAAP measure. Adjusted G&A expenses exclude the impact of deferred compensation plans funded through rabbi trusts and stock-based compensation expense. Adjusted G&A expenses assist us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations, both on a segment and consolidated basis.
Comparable Hotels
"Comparable system-wide hotels" represents all properties we manage, franchise, or provide services to, including owned and leased properties, that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption, or undergone large scale renovations during the periods being compared. Comparable system-wide hotels also exclude properties for which comparable results are not available. We may use variations of comparable system-wide hotels to specifically refer to comparable system-wide hotels, including our wellness resorts, or our all-inclusive resorts, for those properties that we manage, franchise, or provide services to within the management and franchising segment. "Comparable owned and leased hotels" represents all properties we own or lease that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption, or undergone large-scale renovations during the periods being compared. Comparable owned and leased hotels also excludes properties for which comparable results are not available. Comparable system-wide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in our industry. "Non-comparable system-wide hotels" or "non-comparable owned and leased hotels" represent all hotels that do not meet the respective definition of "comparable" as defined above.
Constant Dollar Currency
We report the results of our operations both on an as-reported basis, as well as on a constant dollar basis. Constant dollar currency, which is a non-GAAP measure, excludes the effects of movements in foreign currency exchange rates between comparative periods. We believe constant dollar analysis provides valuable information regarding our results as it removes currency fluctuations from our operating results. We calculate constant dollar currency by restating prior-period local currency financial results at the current period's exchange rates. These restated amounts are then compared to our current period reported amounts to provide operationally driven variances in our results.
Average Daily Rate ("ADR")
ADR represents hotel room revenues, divided by the total number of rooms sold in a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in our industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described below.
Occupancy
Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of a hotel's available capacity. We use occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.
Revenue per Available Room ("RevPAR")
RevPAR is the product of the ADR and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.
RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.
Net Package ADR
Net Package ADR represents net package revenues divided by the total number of rooms sold in a given period. Net package revenues generally include revenue derived from the sale of package revenue at all-inclusive resorts comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Net Package ADR measures the average room price attained by a hotel, and Net Package ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. Net Package ADR is a commonly used performance measure in our industry, and we use Net Package ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.
Net Package RevPAR
Net Package RevPAR is the product of the Net Package ADR and the average daily occupancy percentage. Net Package RevPAR generally includes revenue derived from the sale of package revenue comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Our management uses Net Package RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. Net Package RevPAR is a commonly used performance measure in our industry.
Net Deferrals
Net Deferrals represent the change in contract liabilities associated with the Unlimited Vacation Club membership contracts less the change in deferred cost assets associated with the contracts. Prior to the UVC Transaction, we reported Net Deferrals as we believed it was useful to investors as it represents cash received that will be recognized as revenue in future periods.
Net Financed Contracts
Net Financed Contracts represent Unlimited Vacation Club contracts signed during the period for which an initial cash down payment has been received and the remaining balance is contractually due in monthly installments. The Net Financed Contract balance is calculated as the unpaid portion of membership contracts reduced by expenses related to fulfilling the membership program contracts and further reduced by an allowance for future estimated uncollectible installments. Prior to the UVC Transaction, we reported Net Financed Contracts as we believed it was useful to investors as it represents an estimate of future cash flows due in accordance with contracts signed in the current period.